SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) August 14, 2003

                MONMOUTH CAPITAL CORPORATION
    (Exact name of Registrant as specified in its charter)



       New Jersey               0-24282         21-074087
(State or other jurisdiction   (Commission    (IRS Employer
  of incorporation)            File Number)  Identification Number)



3499 Route 9N, Suite 3C, Freehold, NJ  07728
(Address of principal executive offices)



Registrant's telephone number, including area code (732) 577-9996




(Former name or former address, if changed since last report.)


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     Item 5.  Other Events.

           On August 14, 2003, Monmouth Capital Corporation (Registrant) purchased a 107,160 square foot industrial building in Wheeling, Illinois, from Jones Elgin I, LLC, an Illinois limited liability company (Jones Elgin). For purposes  of  the  acquisition, the Registrant  joined  with
Jones Elgin to form Wheeling partners LLC, an Illinois limited liability company, in which the Registrant holds an equity interest of approximately 63%. This warehouse facility is 100% leased to FedEx Ground Package System, Inc. under a net lease for 12 years (FedEx lease). The purchase price was approximately $11,985,000. Monmouth Capital Corporation borrowed approximately $2,800,000 against its security portfolio with Prudential Securities and obtained a mortgage of approximately $7,885,000. This mortgage payable is at an interest rate of 5.68% and is due 2021. The property acquired is commercial rental property and will continue to be used as such. Registrant will account for this transaction as a purchase.

     The following are the material factors to be considered in assessing the property:

           *     Description  of  Property  -  The  property
acquired  is  a  107,160  square  foot  industrial  building
located   at   1444  Wolf  Road,  Wheeling,   Illinois,   on
approximately 12.8 acres. The property includes 101,793 square feet of warehouse space and 5,367 square feet of office space. The facility can be expanded by 15,840 square feet.

      *     Occupancy  Rate  and Number  of  Tenants  -  The
commercial rental          property acquired was constructed
in 2003. Commencing July 1, 2003, the property was 100% occupied under a 12-year net lease agreement with to FedEx Ground Package System, Inc. This FedEx lease agreement provides that operating expenses, including property taxes, fire and extended insurance, landscaping, utilities and repairs in the ordinary course of business, be borne by the tenant.

      * Principal Business of Tenant - FedEx Ground Package System, Inc. uses this property as a warehouse facility. Registrant believes that FedEx Ground Package System, Inc. will continue to use this property as such.

     *     Principal Provisions of the FedEx Lease   -   The
following  are  the principal provisions of the FedEx lease:

         Term                           Monthly Rent

     7/01/03 - 6/30/15                    $89,921

      At  the end of the lease term, the tenant has two  (5)
year options. Base rent during the first option term shall be $93,413 per month. Base rent during the second option term shall be $98,084 per month.

          The Seller assigned the lease to Registrant.

      * Basis of Acquired Property for Depreciation - The basis for depreciation is the purchase price of the property. Approximately $10,187,000 of the purchase price is attributable to building and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System). The residual is attributable to land.

      *   Anticipated  Capital Improvements - The Registrant
does   not  anticipate  any significant capital improvements
during the  term of the lease described above.

      * Insurance Coverage - Insurance on the property is the responsibility of the Registrant and reimburseable by the tenant.

      Registrant knows of no other material factors relating to the property acquired other than those discussed in this Form 8-K.

     The following is pro forma financial information.   The
impact of the property acquired to the financial statements of the Registrant is as follows:


     ADJUSTMENTS TO STATEMENT OF INCOME

     Rental   and  Occupancy  Charges  -  Increase   of
     $1,019,000 based upon scheduled rent in accordance with the FedEx lease terms.

     Interest Expense - Increase of $525,000 based upon
     a    mortgage  of  $7,885,000 at  5.68%   interest
     with   total   monthly   principal   and  interest
     payments of $56,779, and a margin line increase of $2,800,000, currently at 2.75%.

     Depreciation Expense - Increase of $261,000  based
     upon  approximately  10,187,000  of  the  purchase
     price    being   attributed   to   building    and
     improvements, and straight-line depreciation over a 39 year life.

     Minority Interest - Increase of $86,000 based upon approximately 37% minority interest

     Net  Income   - Increase of $147,000  (rental  and
     occupancy    charges   less   interest    expense,
     depreciation expense and minority interest).

     The effect of cash made available by operations will be an increase of $408,000 (net income plus depreciation).

     ADJUSTMENTS  TO  THE  BALANCE  SHEET  AT  DATE  OF
     PURCHASE

     Land,  Buildings,  Improvements  and  Equipment  -
     Increase of $11,985,000, based on the purchase price and closing costs.

     Loans Payable - Increase of $2,800,000, the total amount used on the margin line.

     Mortgages Payable - Increase of $7,885,000, the amount of the mortgage on the acquired property.

     Minority Interest - Increase of $1,300,000, the amount of investment made by the Registrant's partner in Wheeling partners LLC.

     Registrant knows of no other financial statement item which would be materially affected by the acquired property.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                MONMOUTH CAPITAL CORPORATION




                                /s/ Anna T. Chew
                                ANNA T. CHEW
                                Chief Financial Officer



     Date    August 14, 2003


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